AGREEMENT OF LEASE

BETWEEN

CHESTERBROOK PARTNERS, LP

AND

MEDECISION, INC.

600 LEE ROAD

CHESTERBROOK CORPORATE CENTER®

TREDYFFRIN TOWNSHIP

CHESTER COUNTY

PENNSYLVANIA

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-ii-

WAIVER OF PRIOR HEARING CERTIFICATION

EXHIBITS

“A” - Floor Plan

“B” - Description of the Land

“C” - Intentionally Omitted

“C-1”- Summary of Chesterbrook Office Center Expenses

“D” - Space Plan

“E” - Standard Tenant Work

“F” - Cleaning Specifications

“G” - Rules and Regulations

“H” - Waiver of Liens

“I” - Landlord’s Subordination and Consent

“J” - Subordination, Non-Disturbance and Attornment Agreement

“K” - Landlord Signage Criteria

“L” - Intentionally Omitted

“M” - Calculation of Unamortized Transaction Cost Component

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AGREEMENT OF LEASE

1. Parties.

This Agreement of Lease (the “Lease”) is made this 31st day of May, 2006 (the “Effective Date”), by and between CHESTERBROOK PARTNERS, LP, a limited partnership organized and existing under the laws of Delaware, whose address is Suite 120, 955 Chesterbrook Boulevard, Wayne, PA 19087 (hereafter called “Landlord”), and MEDECISION, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania whose address is 601 Lee Road, Chesterbrook, PA 19087-5615 (hereinafter referred to as “Tenant”).

It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Building (as hereinafter defined) are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions:

2. Demise.

Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the premises shown cross-hatched on the floor plan(s) (collectively, the “Floor Plans”) attached hereto as Exhibit ”A,” and constituting in its entirety the building known as 600 Lee Road, Chesterbrook Corporate Center®, Wayne, PA 19087 (hereinafter referred to as the “Building”), occupying the parcel of land bounded as described on Exhibit “B” attached hereto (the “Land”). The Building and Land are sometimes collectively referred to in this Lease as the “Property”. Landlord represents that the Building contains approximately 39,697 rentable square feet as measured according to the currently effective BOMA standard and there are 128 striped vehicular parking spaces on the Land of which 5 are handicapped accessible striped spaces (collectively, the “Current Parking Configuration”).

3. Term.

(a) This demise shall be for the term (hereinafter referred to as “the Term”) beginning on the “Commencement Date” of the Term as defined in Article 3(b) of this Lease and ending, without the necessity of notice from either party on August 31, 2016, subject, however, to Tenant’s right to terminate this Lease set forth in Article 48 below. The date upon which the term expires is hereinafter referred to as the “Expiration Date”.

(b) The Term shall commence on August 1, 2006 (the “Commencement Date”). However the Commencement Date shall be extended by such period of time, if any, that the completion of Tenant Work (as hereinafter defined) is delayed beyond August 1, 2006 because of the Landlord’s failure to: (i) complete its review of the Tenant Construction Plans (as hereinafter defined) pursuant to Article 8 within two (2) business days of Landlord’s receipt; or (ii) submit the Tenant Construction Plans (after they are approved in final form by Landlord) to Widener (as hereinafter defined) to submit to the Township of Tredyffrin for review in connection with the issuance of required permit(s) within two (2) business days of Landlord’s approval; or (iii) enter into a contract with Widener within two (2) weeks after Landlord’s approval of the Tenant Construction Plans. The first lease year shall consist of the thirteen month period from the Commencement Date through August 31, 2007; subsequent lease years shall consist of twelve month periods commencing on each September 1st and ending each August 31st.

(c) If the Tenant or any person claiming through the Tenant shall have continued to occupy the Building after the expiration or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least thirty (30) days prior to the end of any calendar month, that the party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate. If such occupancy (the “Holdover Occupancy”) shall have continued without Landlord’s written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages suffered or incurred by Landlord (including, without limit thereto, court costs and counsel fee), whether direct or consequential, whether foreseen or unforeseen as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause (i), (ii) will indemnify and bold harmless Landlord from and against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Building or portions thereof to such succeeding tenant(s). The rental payable with respect to each monthly period of any month-to-month tenancy (and to each monthly period of continued occupancy which may occur without Landlord’s consent) shall equal one hundred and fifty percent (150%) of the monthly payment of Fixed Rent due for the month immediately preceding the beginning of the Holdover Occupancy. Any month-to-month tenancy arising with Landlord’s consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (c), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

4. Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Lease Taxes.

(a) Tenant shall pay to Landlord as rent under this Lease the aggregate of:

(i) Fixed Rent (as defined in Article 4(b) of this Lease);

(ii) Tenant’s proportionate share of Tenant Energy Costs (as defined in Articles 4(c) and Article 4(d) of this Lease);

(iii) Tenant’s proportionate share of increases in Annual Operating Costs (as defined in Articles 4(c) and 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(iii) of this Lease) which sum shall be due and payable as set forth in Article 4(e) of this Lease; and

(iv) All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

(b) Fixed Rent.

(i) The minimum fixed annual rent (the “Fixed Rent”) due each lease year of the Term of the Lease shall be payable in equal monthly installments in advance and without prior demand, notice, set-off or deduction except to the extent otherwise expressly provided in the Lease on the first day of each and every month during the Term in accordance with the following schedule:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Rental Rate Per Square Foot

1	774,091.50	64,507.63	$19.50
2	793,940.00	66,161.67	$20.00
3	813,788.50	67,815.71	$20.50
4	843,561.25	70,296.77	$21.25
5	873,334.00	72,777.83	$22.00
6	903,106.75	75,258.90	$22.75
7	932,879.50	77,739.96	$23.50
8	972,576.50	81,048.04	$24.50
9	1,012,273.50	84,356.13	$25.50
10	1,051,970.50	87,664.21	$26.50

(ii) The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord at the following address: NW 5739, P.O. Box 1450 Minneapolis, MN 55485-5739, or to such other person and at such other place as Landlord may from time to time designate in writing.

(iii) The first monthly installment of Fixed Rent shall be paid on the Commencement Date.

(iv) If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term.

(c) Tenant’s Proportionate Share. As used in this Lease, “the total square foot area of the Building” shall be deemed to be thirty-nine thousand six hundred ninety-seven (39,697) square feet and “Tenant’s proportionate share” shall be one hundred percent (100%). Tenant recognizes that, as used in this Lease, the total square foot area of the Building includes a share of the common areas of the Building.

(d) Tenant Energy Costs.

(i) The term “Tenant Energy Costs” shall mean the costs to Landlord charged to Landlord by the applicable public utilities (without mark up) of furnishing to the respective areas of the Property electric energy or other utility services, except water and sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property).

(ii) For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within thirty (30) days after Landlord shall have given to Tenant a statement or statements of the amount due, Landlord’s costs (without mark up) in such calendar year of supplying such quantity of electric energy as is; (A) consumed by Tenant in the Building, including, without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air-conditioning systems serving only the Building, if any, as such consumption shall have been shown on the meters referred to in Article 16(a)(viii) of this Lease, and (B) Tenant’s proportionate share, as defined in Article 4(c) of this Lease, of Landlord’s costs (without mark up) in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property.

(iii) The method and timing (but not more frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that neither Landlord nor any affiliate of Landlord shall derive any profit from the supplying of electric energy or other utility service.

(iv) If Tenant shall fail to pay when due any amounts payable by Tenant under this Article 4(d), and such failure shall continue for ten (10) days after written notice from Landlord, then in addition to any other rights and remedies available to Landlord under this Lease, or at law or in equity, Landlord may terminate any utility services to the Building furnished by Landlord for which payment is overdue, without any liability to Tenant, whether for interruption of Tenant’s business or otherwise.

(e) Annual Operating Costs.

(i) The term “Annual Operating Costs” shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, excluding Tenant Energy Costs (as hereinbefore defined). Such costs shall include, by way of example rather than of limitation, (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service and, if the Building systems should be converted to receive the same, steam or fuel and other utility services; (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, maintaining all landscaped areas of the Property provided, however, Landlord shall not restore or resurface or re-stripe the parking area on the Property without the prior consent of Tenant, which consent may be withheld or granted in Tenant’s reasonable discretion and in any event such restoration, resurfacing or re-striping shall not occur more frequently than once every three lease years. However the foregoing shall not prohibit Landlord from performing necessary repairs of the parking area the cost of which repairs shall not exceed $5,000 per annum in the aggregate; (3) charges or fees for any necessary governmental permits; (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord in connection with the Building, management fees, overhead and expenses (which management fees shall not exceed five percent (5%) of gross income per annum); (5) the cost of premiums fur hazard, rent, liability, workmen’s compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, replacements and improvements to the Property which are appropriate for the continued operation of the Building as a first class office building; (9) all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, (other than “Lease Taxes” as defined in Article 4(i) of this Lease) assessed or imposed upon the Property (collectively, “Taxes”), Landlord hereby represents that the Property is a separately assessed parcel of real estate for real estate tax purposes; if, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined in this Lease; and (10) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the Property or any portion thereof. The Landlord covenants that the fact that the Land constitutes a condominium unit does not create any costs which are included within Annual Operating Costs. The term “Annual Operating Costs” shall not include: any income, inheritance, excess profits, capital stock or franchise taxes of Landlord or any interest or penalties resulting from late payment of taxes, depreciation on the Building or equipment; interest on mortgage encumbrances; ground rents; income taxes; salaries of executive officers of Landlord; the cost of correcting defects in the construction of the Building or Property; the cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles consistently applied (“GAAP”) are properly classified as capital expenditures (except to the extent otherwise provided in subparagraphs (i)(1) and (i)(2) below); or which are made in order to prepare for a new a tenant’s occupancy; the cost of any repairs resulting from condemnation, fire or casualty; interest or debt or amortization payments on any loan or any rental under any ground lease or other underlying lease; any advertising expenses and objects of art; legal expenses for disputes with tenants and legal, auditing and consulting fees, other than those legal, auditing and consulting fees necessarily incurred in connection with the normal maintenance and operation of the Property (including without limitation real estate tax appeals); costs incurred due to violations by Landlord of any provisions of this Lease or any laws, rules, regulations or ordinances applicable to the Building or the Property or the cost of any work or service performed for any facilities other than the Building and Property; except for charges due Chesterbrook Office Center and the payment of the Rt. 202 Highway Improvement Tax. Landlord represents that the inclusion of Chesterbrook Office Center charges as part of Annual Operating Costs is calculated as set forth on Exhibit “C-1” attached hereto; the cost of any items for which Landlord is reimbursed by insurance by Tenant or otherwise; commissions payable to leasing brokers; and expenditures for capital improvements, except (1) those which under GAAP are expensed or regarded as deferred expenses and (2) capital expenditures required by law, in either of which cases the cost thereof shall be included in Annual Operating Costs for the calendar year in which the cost shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to the prime rate at the time Landlord shall have incurred said costs. The prime rate as such term is utilized in this Lease shall mean the rate of interest per annum announced from time to time by Wachovia Bank or its successor as its prime lending rate (or if such prime lending rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant).

(ii) If Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure that results in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space in the Building, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord’s having incurred said costs provided, however, in no event may the amount of such costs included in Annual Operating Expenses exceed the amount of actual annual savings resulting therefrom. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred.

(iii) The term “Base Operating Costs” shall mean a sum equal to $6.00 per rentable square foot or a total of $238,182.

(iv) For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within thirty (30) days after Landlord shall have given to Tenant a statement or statements of the amount due, the excess of Tenant’s proportionate share of Annual Operating Costs over the Base Operating Costs.

(f) Partial Year. If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year under the provisions of subsection (c) of this Article shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior to the end of such calendar year shall not impair the Tenant’s obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

(g) Payment of Estimated Increase. Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of additional rent which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord, at the time and in the manner in which the Tenant is required under this Lease to pay the monthly installment of the Fixed Rent with respect to such month, with respect to each calendar month during any such calendar year, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs. In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof sent to the Tenant within one hundred twenty (120) days following the end of the calendar year; the Tenant or the Landlord, as the case may be, shall, within thirty (30) days after such statement is sent to Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein.

(h) Disputes/Audit Rights.

(i) Any statement furnished to Tenant by Landlord under the preceding paragraph or other provisions of this Article shall constitute a final determination as between Landlord and Tenant of the additional rent due from Tenant for the period represented thereby unless Tenant, within one hundred twenty (120) days after a statement is furnished, shall have given a notice to Landlord that Tenant disputes the correctness of the statement, specifying in detail the basis for such assertion. Pending resolution of such a dispute, Tenant shall pay the additional rent in accordance with the statement furnished by Landlord.

(ii) Within one hundred twenty (120) days after receipt of Landlord’s statement seeking payment of Tenant’s proportionate share of increases in Annual Operating Costs and/or Tenant proportionate share of Tenant Energy Costs, Tenant or its staff employees or an independent certified public accountant shall have the right upon at least five (5) days’ notice to Landlord, at any time during regular business hours, at Landlord’s offices at the address set forth in the heading of this Lease, to audit and review Landlord’s records relating to Base Operating Costs and Annual Operating Costs and/or Tenant Energy Costs for the period covered by such Landlord statement. If after such inspection, and audit, Tenant disagrees with Landlord’s calculation of additional rent, Tenant shall so advise Landlord in writing and shall specify the reasons for such disagreement. If Landlord and Tenant are unable to resolve such disagreement within sixty (60) day of Landlord’s receipt of such notice, then Landlord and Tenant shall select a mutually agreeable third party, either an accountant, consultant or real estate professional (the “Expert”), who will review all information supplied to Tenant in connection with said disputed item(s) and determine the amount of the overpayment, if any. The findings of such Expert shall be binding on both parties and not subject to appeal. If the Expert determines that Tenant has overpaid Tenant’s proportionate share of increases in Annual Operating Costs or Tenant’s proportionate share of Tenant Energy Costs. Landlord shall refund said overpayment to Tenant within thirty (30) days from the date of the Expert’s findings and shall promptly adjust Tenant’s estimated payments of Annual Operating Costs if necessary.

(iii) Except as set forth in the next succeeding sentence, Landlord and Tenant shall each be responsible for one-half the costs and expenses of any Expert agreed to as aforesaid. If the Expert determines that Tenant’s proportionate share of increases in Annual Operating Costs or Tenant’s proportionate share of Tenant Energy Costs was overstated by five percent (5%) or more, then Landlord shall reimburse Tenant for all of Tenant’s reasonable expenses and fees incurred for the audit at the time such overpayment is returned to Tenant and Landlord shall be responsible for all of the costs and expenses of any Expert agreed to as aforesaid. Landlord’s obligation to reimburse Tenant for such audit costs shall not exceed the average amount which would be paid to anyone of the “big 4” national accounting firms (a “Big 4 Firm”) operating in the United States. Tenant may engage only a national reputable auditing firm to conduct the above described audit at a fee which would not be calculated in whole or in part on savings to be realized by Tenant.

(iv) All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses, income), as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in confidence by Tenant and its officers, agents, and employees and, except as may be required by applicable law or in connection with any court proceeding, arbitration, mediation or other proceeding where such information is relevant, shall not be divulged to any other person, firm, corporation, business organization, consultant, entity or occupant or tenant of Chesterbrook Corporate Center® or Glenhardie Corporate Center® at any time; and Tenant shall cause its accountant or consultant and any of its officers, agents and employees to be similarly bound.

(v) As a condition precedent to Tenant’s exercise of its rights to audit under this Article 4 (Ii), Tenant must deliver to Landlord a signed agreement from Tenant’s representatives who will perform such audit acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached by Landlord and Tenant shall be held in strict confidence and not be revealed in any manner to any person except (A) with the prior written consent of Landlord, (B) as may be required by applicable law or in connection with any court proceeding, arbitration, mediation or other proceeding where such information is relevant, and (C) to accountants and other persons who prepare or otherwise deal with the financial statements of Tenant.

(i) Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant’s use or occupancy of the Building, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Operating Costs (all of which are herein called “Lease Taxes”) the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease by written notice to the Tenant.

5. Covenant to Pay Rent and Additional Rent; Late Charge.

Tenant shall, without prior demand, notice, setoff or deduction (except to the extent otherwise expressly provided in this Lease), pay the Fixed Rent and all other sums which may become due by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease. All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess often (10) days, a late charge of Five Hundred Dollars ($500.00) may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord’s assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after default by Tenant in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney’s fees and other legal expenses, including also the said late charge and interest on all sums paid and costs incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon shall be deemed additional rent hereunder. As used in this Lease, the “Lease Interest Rate” shall mean two percent (2%) plus the prime rate.

6. Use.

The Building is to be used only by Tenant for general office purposes and for no other purpose. Tenant shall not use or occupy the Building or any part thereof or permit the Building or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles such as non-commercial trucks (no longer than a twelve-passenger van) or sport utility vehicles (but not recreational vehicles), on the Property. Tenant may park other types of vehicles at the Property with the prior consent of Landlord which consent shall not be unreasonably withheld. Such parking shall be unreserved.

7. Assignment and Subletting.

(a) The Tenant shall not mortgage, pledge or encumber this Lease. The Tenant shall not assign this Lease or sublet or underlet the Building or any part thereof, or permit any other person or entity to occupy the Building or any part thereof, without on each occasion first obtaining the written consent thereto of the Landlord which consent shall not be unreasonably withheld. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant’s goods or other property of the leasehold, and every assignment of assets for the benefit of creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law. Notwithstanding the foregoing, the following transfers are not subject to Landlord’s consent: (i) transfers of interests in Tenant among existing shareholders; and (ii) a transaction pursuant to which Tenant becomes a “reporting company” under federal securities laws and any subsequent transactions in Tenant’s capital stock as long as such a subsequent transaction does not constitute a Tenant Transfer (as hereinafter defined) in which event Article 7(b) of this Lease shall govern; or (iii) a sale of less than substantially all of Tenant’s capital stock.

(b) Notwithstanding the provisions of Article 7(a) above, Tenant may assign this Lease or sublet the Building or any portion thereof without Landlord’s consent to any entity which controls, is controlled by or is under common control with Tenant or to any corporation or other entity resulting from a merger, consolidation, sale of all or substantially all of the assets or capital stock of Tenant or to any person or entity which acquires all of the assets of Tenant’s business as a going concern (each such event a “Tenant Transfer”) provided that (i) Tenant is not then in default under this Lease; (ii) concurrently with such assignment or sublease Tenant delivers to Landlord written notice of same; (iii) in the case of a Tenant Transfer Landlord receives such background information reasonably satisfactory to Landlord concerning the nature of and the identity of the participants in the transaction and the financial condition of all surviving entities; (iv) in case of an assignment the assignee assumes, in full, the obligations of Tenant under this Lease; (v) Tenant remains fully liable under this Lease; and (vi) there is no change in the use of the Building. All assumption documentation provided to Landlord and/or consent to sublease documentation requested of Landlord pursuant to the terms and conditions of this subparagraph (b) must be reasonably satisfactory to Landlord as to both form and substance.

(c) If Tenant proposes to assign this Lease or sublet all or any portion of the Building in a manner which requires Landlord’s consent under this Lease, Tenant shall, prior to the proposed effective date thereof (the “Effective Date”), deliver to Landlord a copy of the proposed agreement and all ancillary agreements with the proposed assignee or subtenant, as applicable. Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within twenty (20) days after Landlord receives the foregoing documents:

(i) With respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date;

(ii) Landlord may consent to the proposed assignment or sublease on such terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of an agreement to be bound by all of the provisions of this Lease, including the warrant of attorney to confess judgment in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be required by Landlord; or

(iii) Landlord will consent to the proposed assignment or sublease, so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Building, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any assignment or subletting to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof, (x) a school, college, university or educational institution of any type (whether for profit or non-profit) [other than the executive office of such an institution having no student areas], (y) an employment, recruitment or temporary help, service or agency (other than the executive office of such a company) or (z) another tenant of Landlord in the Chesterbrook Corporate Center® or Glenhardie Corporate Center®.

(iv) In the event that Landlord does consent to the assignment or subletting, Tenant shall have ninety (90) days from its receipt of Landlord’s notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant’s notice to Landlord. If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by Landlord shall be considered to have been withdrawn.

(v) In the event that Landlord shall indicate to Tenant that it wishes to exercise the option set forth in subsection (i) of Article 7(c) above in such event Tenant shall have the right to withdraw its proposed assignment transaction upon notice to Landlord if given within ten (10) days after Landlord’s notice to Tenant in which event the proposed assignment shall be of no force or effect.

(d) No assignment or sublease, whether with or without the Landlord’s consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(e) In the event of any sublease or assignment by Tenant of its interest in the Building or this Lease or any portion thereof;, whether or not consented to by Landlord but excluding assignments or subleases resulting from a Tenant Transfer, each monthly installment of Fixed Rent payable hereunder with respect to the Building or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate. As used herein, “Excess Rent” shall mean a sum equal to fifty percent (50%) of the amount by which the rent and other charges or other consideration paid by Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this subsection (e), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant’s cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

(f) If, pursuant to the exercise of the Landlord’s option in 7(c)(iii) above, this Lease terminates as to only a portion of the Building, the Fixed Rent and Tenant’s proportionate share for the additional rent shall be adjusted in proportion to the portion of the Building affected by such termination, as determined by Landlord; and Tenant, within ten (10) days after demand, shall pay to Landlord Landlord’s actual and reasonable out-of-pocket cost of any alterations necessary to separate such portion of the Building from the remainder of the Building.

(g) If Landlord exercises any of its options under section 7(c)(i), (ii) or (iii), Landlord may then lease the Building or any portion thereof to Tenant’s proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant.

(h) In addition to, and not in lieu of, any other rights and remedies available to Landlord therefor, Landlord shall have the right to terminate this Lease if Tenant seeks to assign, or underlet the Building without first obtaining Landlord’s written consent. In the event that Landlord exercises said right to terminate, said termination shall become effective on the date set forth in Landlord’s written notice.

8.	Improvement of the Building.

(a) Landlord’s Preliminary Plans. Landlord has heretofore delivered to Tenant for use by Tenant and/or its architect or engineer, an architectural floor plan with respect to the Building, a copy of which is attached to this lease as Exhibit “D,” and such structural, electrical and mechanical plans and specifications with respect to the Building as Tenant may reasonably require for proper and expeditious preparation of the plans and specifications to be furnished by Tenant as hereinafter provided. The receipt of all such information is hereby acknowledged by Tenant. Before undertaking any tenant improvement or other construction work at the Building Tenant shall be obligated to fulfill all of the terms and conditions of this Article 8 including without limitation the requirement to prepare and submit to Landlord for approval Tenant’s Layout Plans and Engineering Plans (as hereinafter defined). All of the work reflected on such plans shall be performed by Landlord or the Construction Manager as also set forth in this Article 8.

(b) Tenant’s Plans. Tenant shall prepare, and shall deliver to Landlord for its approval (which shall not be unreasonably withheld) one mylar and two blackline prints of the complete and final descriptive information and drawings described in Paragraph D of Exhibit “B” hereto and three (3) copies of the specifications, prepared by such space planner (“Tenant’s Layout Plans”) for the construction and finishing of the Building for Tenant’s occupancy. Tenant’s plans shall be signed and sealed by an architect licensed by and registered in the Commonwealth of Pennsylvania. Tenant’s Layout Plans shall conform to the plans and specifications heretofore submitted by Landlord to Tenant and applicable laws and requirements of public authorities and shall designate, among other things, the locations of and specifications for all plumbing, electrical and mechanical equipment to be installed in the Building, all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets and special air conditioning, floor coverings and other improvements to be installed by Landlord. Tenant’s Layout Plans shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. The Landlord shall advise Tenant within five (5) business days of its receipt of Tenant’s Layout Plans as to whether they are acceptable to Landlord. Concurrently with delivery of Tenant’s Layout Plans to Landlord, Tenant shall by notice to Landlord in writing designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Building as Tenant’s representative respecting the matters which are the subject of this Article 8 and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Article 8.

(c) Engineering Plans. Tenant shall prepare at Tenant’s expense and, not later than sixty (60) days after delivery to Landlord of Tenant’s Layout Plans, shall deliver to Landlord mechanical and electrical engineering drawings and specifications (“Engineering Plans”), based on Tenant’s Layout Plans (and such pertinent additional information as shall have been submitted by Tenant with Tenant’s Layout Plans or as requested by Landlord), as may be required to complete the Building in accordance with Tenant’s Layout Plans. Within five (5) business days after submission to Landlord by Tenant of Engineering Plans, Landlord shall give its written approval thereof if the same are in substantial conformity with or a direct extension of Tenant’s Layout Plans.

(d) Certain Changes. Tenant shall pay to Landlord on demand the amount of Landlord’s architectural and engineering fees:

(i) resulting from any changes made in the Engineering Plans at Tenant’s request alter they have been deemed accepted by Tenant as aforesaid,

(ii) necessitated as a result of changes in Tenant’s Layout Plans made after Landlord shall have released them to its engineers, or

(iii) resulting from the fact that Tenant’s Layout Plans do not conform to the plans and specifications for the Building or with laws and requirements of public authorities.

(e) Completion by Landlord; Changes. Landlord shall, in a good and workmanlike manner, cause the Building to be improved and completed in accordance with the Tenant’s Layout Plans and the Engineering Plans (“Tenant Work”) [such plans are hereinafter together called the “Tenant Construction Plans”]. Landlord shall retain Widener Construction (“Widener”) to perform the Tenant Work. Any or all construction management work to be performed by Landlord pursuant to this Article 8 may be performed at Landlord’s option by Landlord’s designee Pitcairn Properties Management Company (the “Construction Manager”). The Construction Manager shall receive a fee equal to three percent (3%) of the hard costs encompassed within Tenant Work. The cost of the Tenant Work shall be borne by Tenant provided, however, Tenant shall be reimbursed for costs related to such work from the TI Allowance (as hereinafter defined). The cost of the repair and/or replacement of any existing items at the Building required to complete the Tenant Work shall be borne by Tenant (and be payable from the TI Allowance [as hereinafter defined] to the extent available) if such cost would be includable within Annual Operating Costs if the repair or replacement in question were to occur during the term of this Lease. To the extent such cost would not be includable in Annual Operating Costs it shall be borne by Landlord. To the extent that capital repairs or replacements made by Landlord require new systems or changes to the existing systems, then such changes, replacements, etc. are the responsibility of Landlord. Landlord reserves the right however:

(i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available and

(ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Tenant’s Layout Plans).

(f) Standard Tenant Work; As-Is; Where-Is Condition; Special Tenant Work. As of the Commencement Date the Building will reflect those existing conditions set forth in Paragraphs “B” and “C” of attached Exhibit “E” (collectively hereinafter referred to as “Standard Tenant Work”) and otherwise the Building shall be turned over to Tenant on the Commencement Date in its then AS-IS; WHERE-IS condition. All work to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as “Special Tenant Work.” All Special Tenant Work shall be furnished, installed and performed by Landlord, utilizing a general contractor or construction manager (“Landlord’s Contractor”) selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant’s sole expense, based on “Landlord’s Cost.” Landlord’s Contractor’s shall be selected by Landlord from a group of three contractors selected by Landlord which group shall be subject to approval of Tenant which approval shall not be unreasonably withheld. “Landlord’s Cost” shall be deemed to mean Landlord’s out-of-pocket contract or purchase price for materials, labor and services (including, without limit, any reasonable contractor’s fee for the contractor’s overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris), plus architects’ and engineers’ fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits for substituted Standard Tenant Work) by three percent (3%) of the applicable hard costs for Landlord’s expenses and profit in handling the substitution. Notwithstanding anything herein, Tenant’s telephone and data wiring and cabling (hereinafter called the “Direct Tenant Work”) shall be installed in accordance with the Tenant Construction Plans by contractors contracting with Tenant and not with Landlord.

(g) Payment for Work. Tenant shall pay Landlord for all Special Tenant Work performed by Landlord from time to time during the progress of the work, within thirty (30) days after Landlord shall have given Tenant an invoice or invoices therefor, in amounts representing Landlord’s Cost of such Special Tenant Work theretofore performed (including, for this purpose, material for Special Tenant Work purchased and delivered to the Building to the date of the invoice), less the amounts theretofore paid by Tenant on account. Upon presentation of the final invoice, the total amount of the Landlord’s Cost shall be subject to verification by Tenant, and Tenant shall have reasonable access to Landlord’s cost records relative thereto.

(h) Access; Acceptance of Work. Landlord shall afford Tenant and its employees, agents and contractors access to the Building, at reasonable times and at Tenant’s sole risk and expense, for: (i) purposes of inspecting and verifying the performance of Tenant Work, and shall advise Landlord promptly of any objection to the performance of such work; (ii) the performance of Direct Tenant Work; and (iii) the installation of furniture, furnishings and trade fixtures, so long as the performance of the activities outlined in subparagraphs (i), (ii) and (iii) above do not unreasonably interfere with the performance of Tenant Work by Landlord. Access for such purposes shall not be deemed to constitute possession, use or occupancy. Landlord shall promptly undertake and diligently prosecute the correction of any defective work of which it is notified as aforesaid. Upon substantial completion of Landlord’s Tenant Work as described in subsection (i) below, it shall be conclusively deemed that all work theretofore performed by or on behalf of Landlord and not objected to by Tenant as aforesaid was satisfactorily performed in accordance with and meeting the requirements of this Lease. The foregoing presumption shall not apply, however, to latent defects in such work which could not reasonably have been discovered theretofore, provided Tenant notifies Landlord thereof within one (1) year after the Commencement Date. Landlord hereby warrants the construction of Tenant Work for a period of one (1) year after the final completion of the Tenant Work.

(i) Substantial Completion of Landlord’s Tenant Work. Substantial completion of Landlord’s Tenant Work shall have occurred upon the completion of such work by Landlord in accordance with the Tenant Construction Plans (notwithstanding that insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant’s use of the Building) and the issuance of a permanent certificate of occupancy by Tredyffrin Township permitting Tenant to lawfully use the Building as improved by the Tenant Work. Landlord shall schedule with representatives of the Tenant a walk-through of the Building on or about the date Landlord anticipates receiving its certificate of occupancy. During the walk-through Landlord and Tenant representatives shall jointly develop a written punch list of those construction, mechanical adjustment or decoration items not yet completed (collectively the “Incomplete Items”). At the conclusion of the walk-through copies of the punch list shall be distributed to all participants. Landlord shall have thirty (30) days after the date of the walk-through to complete all Incomplete Items, at Landlord’s sole cost and risk. Landlord shall give Tenant thirty (30) days prior notice of the date the Building will be ready for occupancy. Landlord agrees to give Tenant periodic progress reports with respect to the improvement of the Building and a good faith estimate of the date the Building will be ready for occupancy.

9. Alterations.

No alterations, additions or improvements shall be made to the Building or any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord’s written approval which shall not be unreasonably withheld, conditioned or delayed provided, however, Landlord’s approval shall not be required in connection with alterations, additions or improvements each costing Fifty Thousand ($50,000.00) Dollars or less so long as: (1) Tenant has obtained all requisite governmental permits and approvals; and (ii) the alterations, additions or improvements are non-structural in nature and do not affect any of the Building’s mechanical or other systems; (iii) upon the completion of each alteration, addition or improvement Tenant provides Landlord notice thereof; and (iv) if the relocation of walls is involved in the alteration, addition or improvement, Tenant provides to Landlord CAD drawings of the work in question (collectively, “Permitted Alterations”). All alterations, additions or improvements made by Tenant and all fixtures attached to the Building (other than trade fixtures such as moveable walls and cubicles) shall become the property of Landlord and remain at the Building or, at Landlord’s option, after written notice to Tenant, any or all of the foregoing which may be designated by Landlord at the time Landlord’s approval is requested or concerning a Permitted Alteration upon Tenant’s request in writing, shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Building caused by the installation or removal. However, Landlord acknowledges that none of the Tenant Work need be removed by Tenant upon the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Direct Tenant Work and shall repair all damage to the Building caused by the installation or removal of such Direct Tenant Work. Except as set forth in this Lease, Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Building which is visible from the exterior of the Building, without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

10. Rules and Regulations.

The rules and regulations attached to this Lease as Exhibit “G”, and such additions or modifications thereof as may from time to time Landlord may reasonably make (so long as such additions and/or modifications do not have a material adverse economic effect upon Tenant) upon written notice to Tenant (collectively, the Rules and Regulations”), shall be deemed a part of this Lease, as conditions, with the same effect as though written herein. Tenant covenants that the Rules and Regulations will be faithfully observed by Tenant and that Tenant shall make commercially reasonable efforts to cause the Rules and Regulations to be observed by Tenant’s employees, and all those visiting the Building or claiming under Tenant.

11. Fire or Other Casualty.

If, during the Term, the Building is so damaged by fire or other casualty that it is rendered unfit for occupancy, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord’s reasonable control, will repair whatever portion, if any, of the Building which may have been damaged and Landlord may enter and possess the Building for that purpose; while the Tenant is deprived of the Building, the Fixed Rent shall be suspended in proportion to the number of square feet of the Building rendered untenantable. If the Building shall be damaged so that such damage does not render the Building unfit for occupancy, Landlord will repair whatever portion, if any, of the Building which may have been damaged (including all damaged Tenant Work) and Tenant will continue in possession and rent will not be apportioned or suspended. If during the Term the Building is so damaged by fire or other casualty that Tenant is prevented (as reasonably determined by Tenant or Landlord) from carrying on business in the Building and it is reasonably anticipated by Tenant or Landlord that the damage or destruction will take in excess one hundred eighty (180) days to repair or restore or results in the taking of a substantial part of the Property as such term is defined in Article 25(b) of this Lease (a “Major Casualty”), Landlord shall have the right to terminate this Lease, as will Tenant unless Tenant is the cause of the Major Casualty. Such option to terminate must be exercised by Landlord or Tenant by written notice to the other within thirty (30) days after the occurrence of the Major Casualty. Notwithstanding any other provisions of this Article ii, (a) if any damage is caused by or results from the negligence of Tenant, those claiming under Tenant, or their employees or invitees, respectively, rent shall not be suspended or apportioned and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, of such damage and of any restorations, made or to be made, as a result of such damage, (b)Landlord shall have a duty to repair and replace Tenant Work at Landlord’s sole cost but shall have no duty to repair or replace any personal property, or any of Tenant’s equipment or any alterations, improvements or decorations made by Tenant after the Commencement Date, or any Direct Tenant Work (defined at Article 8(f) hereof), (c) Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of; any delays in completion of repairs and (d) either Landlord or Tenant shall have the right to terminate this Lease upon giving written notice to the other party at any time within thirty (30) days after the date of the damage if the Building is damaged by fire or other casualty (whether or not such event constitutes a Major Casualty) during the last six (6) months of the Term.

12.	Landlord’s Right to Enter.

Tenant will permit Landlord, Landlord’s agents or employees or any other person or persons authorized in writing by Landlord:

(a) to inspect the Building at any time,

(b) to enter the Building if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building, and

(c) to enter and exhibit the Building to be let.

No such entry shall be treated as a deprivation or interference with Tenant’s use and possession of the Building. However, Landlord’s right of entry set forth in this Article 12 is subject to the following conditions:

(a) Landlord may not unreasonably interfere with Tenant’s normal business operations; and

(b) Landlord shall be obligated to repair all damage to the Building caused by Landlord’s entry; and

(c) Landlord hereby indemnifies and holds harmless Tenant from and against all costs, loss, expense or liability (including reasonable attorneys’ fees) incurred by Tenant as a result of Landlord’s entry absent negligence or willful acts by Tenant which indemnity shall survive the expiration of the Term or sooner termination of this Lease.

13. Insurance.

(a) Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which either

(i) any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or the insurance risk on the building or any other portion of the Property shall (in the opinion of the insuring companies) be rendered more hazardous. Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

(b) Tenant shall maintain throughout the Term, at Tenant’s expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Building or the remainder of the Property, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of general public liability or commercial general liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) annual aggregate for the Building alone; and, without limitation of the foregoing, within thirty (30) days after Landlord’s request, Tenant shall have such annual aggregate increased (by the same or different policies) to such amount as Landlord may reasonably request by reason of occurrences during any policy year. All liability policies shall name as additional insureds Landlord and Landlord’s mortgagees and (at Landlord’s or any such mortgagee’s request) any landlord of or installment seller to Landlord, and any other person or entity designated by Landlord or such mortgagee, and shall be issued by insurers of recognized responsibility licensed to do business in Pennsylvania. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

(c) Landlord shall maintain throughout the Term with an insurance company possessing a Best’s rating of “A-” or better so-called special form all risk or fire and extended coverage insurance upon the Building which insurance shall include a deductible that shall not exceed $25,000. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property. Landlord shall provide Tenant upon request an ACORD certificate of insurance evidencing the insurance required to be maintained by Landlord pursuant to the terms of this subparagraph (c).

(d) Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees to the extent of the releasing party’s actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortuous act or omission of the other party, its agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder; each party hereto shall use reasonable efforts to have such a clause included in its said policies.

14. Repairs and Condition of Building.

At the expiration of the Term or other termination of this Lease, Tenant shall leave the Building, and during the Term will keep the same in the condition delivered to and accepted by Tenant as of the Commencement Date, reasonable wear and tear, damage by fire or other casualty or by condemnation (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Building. Tenant will also at all times, subject to Article 16(a)(iii) of this Lease, remove all dirt, rubbish, waste and refuse from the Building and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Building to the extent required under Article 9 of this Lease. At the expiration of the Term or other termination of this Lease, Tenant shall be obligated to remove all Direct Tenant Work but shall have no obligation to remove any Tenant Work. Any of Tenant’s property remaining on the Building on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus ten percent (10%) for overhead.

15. Compliance with Law.

Tenant shall comply promptly with all laws and ordinances, including, without limitation, the Americans With Disabilities Act, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to its use of and operations at the Property Landlord shall comply with all laws and ordinances related to the Property which do not relate to Tenant’s use of and operations at the Property all at Landlord’s sole cost. Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders, regulations and recommendations hereinabove referred to in this Article. Landlord covenants that as of the date of this Lease the Building is in compliance with the requirements of the Americans With Disabilities Act.

16. Services.

(a) Landlord agrees that it shall:

(i) HVAC. Furnish heat, ventilation and air conditioning to the Building on a 24/7 basis subject to interruptions in service once every five years for transformer maintenance which maintenance will be performed and completed on a weekend; the air conditioning and heating systems intended to service the Building have been designed to maintain the inside temperatures set forth in Paragraph C of Exhibit “E” hereto; Landlord shall not be responsible for the failure of the air conditioning system to meet the aforesaid performance specifications if such failure results from the occupancy of the Building in excess of that set forth in Paragraph C of Exhibit “E” or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds the number of watts per square foot of floor area set forth in Paragraph B of Exhibit “E”; if the Building is used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord’s costs of supplying air conditioning resulting from such excess, at such rates as Landlord shall establish therefor; if due to use of the Building in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Building, interference with normal operation of the heating, ventilating or air conditioning in the Building results, necessitating changes in the system servicing the Building, such changes may be made by Landlord upon request by Tenant at Tenant’s sole cost and expense, subject to the provisions of section (b) of this Article 16. Landlord covenants that unless Landlord so advises Tenant at the time of Landlord’s approval of the Tenant Construction Plans, the Tenant Work will not violate (or cause extra charges in connection with) or exceed the occupancy and design load criteria referenced above and set forth in Paragraph B of Exhibit “E”. The foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by;

(ii) Access. Furnish to Tenant’s employees, agents, invitees and contractors access to the Building at all times, subject to compliance with such security measures as shall be in effect for the Building;

(iii) Janitorial. Provide to the Building janitorial service in accordance with the schedule annexed hereto as Exhibit “F”; any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord’s cost thereof. Notwithstanding the foregoing upon reasonable prior notice to Landlord Tenant shall have the right to contract itself for janitorial service for the Building so long as such service provides service equivalent to that outlined on Exhibit “F”. if Tenant shall elect to contract itself for janitorial service at the time of such election the concepts of Base Operating Costs and Annual Operating Costs shall be adjusted to reflect that Landlord is no longer providing janitorial service to the Building.

(iv) Repairs. Make all structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Building (excluding repairs to any non-building standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance of a type or nature not customarily provided by Landlord to office lessees at Chesterbrook Corporate Center®), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Building with Tenant’s consent, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord’s overhead, shall be paid by Tenant to Landlord within fifteen (15) days after demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

(v) Water. Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

(vi) Public Areas. Keep and maintain the public areas and facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free from accumulations of snow and ice; maintain the parking lot lighting at the same level as of the date of this Lease

(vii) Electricity. Furnish to Tenant electric energy as required by Tenant but in no event exceeding the number of watts per square foot set forth in Paragraph B 1 of Exhibit “E” hereto for the use of Tenant in the Building; Landlord covenants that the Building is separately metered for electricity and other applicable utilities; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Building or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Building, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Building, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Building, at Tenant’s expense; Tenant’s use of electric energy in the Building shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Building.

(b) Special Equipment. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the beating, ventilating, air conditioning, electric, sanitary, or other systems serving the Building except for repairs, maintenance and replacement of any such equipment installed as a component of the Tenant Work or Direct Tenant Work; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions.

(c) Interruption of Service. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed sufficient by Landlord, the operation of any of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, casualties, repairs, replacements, or other causes beyond Landlord’s reasonable control whether similar or dissimilar to the foregoing provided, however, the foregoing shall not absolve Landlord from its negligent or willful acts. In the event of a service interruption not caused by Tenant, if such interruption continues for longer than five (5) consecutive business days, Tenant shall have a right to an abatement of Fixed Rent as of the sixth (6th) day of such interruption until restoration and if such interruption continues for a period of more than thirty (30) consecutive business days, Tenant shall have the right to terminate this Lease upon notice to Landlord if given prior to the expiration of the interruption in question. Landlord shall maintain the Property during the Term of this Lease in a manner consistent with office properties of similar size, age and amenities to the Building that are located in the King of Prussia, PA/Route 202 market, but excluding Chesterbrook Corporate Center® and Glenhardie Corporate Center® (if and to the extent office properties in either Center are maintained to a lower standard) [the “Market Area”].

17. Notice of Breakage, Fire, Theft.

Tenant shall give to Landlord prompt written notice, but in any event no longer than three (3) business days after Tenant obtains actual knowledge, of any:

(a) accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, walls or ceiling tiles,

(b) fire or other casualty, or

(c) theft.

18. Release of Landlord and Tenant.

(a) Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Building or the Property due to any cause whatsoever other than Landlord’s negligence or willful act, whether the loss, injury or damage is to the person or property of Tenant or any other person. Tenant further agrees to indemnify, defend and save Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage unless caused by Landlord’s negligence or willful act, including but not limited to reasonable attorneys’ fees and other legal expenses.

(b) Tenant shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Building or the Property due to any cause whatsoever other than Tenant’s negligence and whether the loss, injury or damage is to the person or property of Landlord or any other person. Landlord further agrees to indemnify, defend and save Tenant harmless from and against all claims by any employee or invitee of Landlord made on account of such injury, loss or damage unless caused by Tenant’s negligence or willful act, including but not limited to reasonable attorneys’ fees and other legal expenses.

19. Mechanics’ and Other Liens.

(a) Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Building, the Property or any part of either of them or Landlord’s interest therein.

(b) Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Building the Property or any part of either of them or the income therefrom or any fixture, equipment or similar property therein.

(c) If any lien or claim shall be filed, Tenant, within ten (10) business days after Tenant obtains actual knowledge of such filing, shall cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within fifteen (15) days after demand.

(d) Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Building or the Property or any part of any thereof; nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Building, the Property or any part of either thereof.

(e) Prior to commencement of any work or the delivery of any material to the Building by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord a waiver of liens (herein called “Waiver of Liens”) from each such contractor in form attached hereto as Exhibit “H”, bearing a stamp from the Prothonotary’s Office in Chester County indicating the timely filing of the Waiver of Liens under the Mechanics Lien Law of Pennsylvania, 49 P.S.A. Section 14.02. The Waiver of Liens shall provide, among other things, that the contractor, for itself and all subcontractors, materialmen and other persons providing labor, services, material or work under Tenant, waives any and all lien rights that it or any of them may have against Landlord’s interest in the Property or any part thereof. Tenant shall file the Waivers of Liens at Tenant’s sole cost and expense.

20. Relocation of Tenant.

Intentionally omitted.

21. Defaults - Remedies.

If any of the following shall occur (each an “Event of Default”):

(a) Tenant does not pay in full when due any and all installments of rent (whether Fixed Rent or additional rent) or any other charge or payment whether or not herein included as rent, and such failure to pay continues for ten (10) days after written notice of the failure from Landlord to Tenant, provided, however, in no event shall Landlord be required to give such a notice concerning the same type of recurring installment or payment more than twice in any calendar year;

(b) Tenant violates or fails to perform or comply with any covenant, agreement or condition herein contained and such violation or failure continues for thirty (30) days after written notice of the violation or failure from Landlord to Tenant, or if the required cure for the violation or failure cannot be completed within thirty (30) days, if Tenant fails to commence to cure the failure within thirty (30) days and/or fails to diligently and continuously attempt to complete the cure as soon as reasonably possible thereafter provided, however, in no event shall such initial thirty (30) day period be extended more than an additional thirty (30) days;

(c) An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant, or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant of any substantial part of Tenant’s property, or seeking the winding-up or liquidation of Tenant’s affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, of if Tenant commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant of any substantial part of Tenant’s property, or if Tenant makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Building by any sheriff, marshall or constable or Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant is a corporation and is dissolved or liquidated,

Then, and upon the occurrence of an Event of Default, at the sole option of Landlord,

(i) The whole balance of rent and all other sums payable hereunder for the entire balance of the Term but accelerated and thus due and payable only on a biennial basis, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance but net of all rent actually received by Tenant from a reletting, if any; and/or

(ii) Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to Landlord’s other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

(A) the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; provided, however, Landlord may only accelerate unpaid rent for each biennial period as it occurs during the remaining Term of the Lease; plus

(B) the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

Whenever Landlord shall have the right to reenter the Building, it shall have the right to remove all persons and property from the Building and either treat such property as abandoned or at Landlord’s option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. However Landlord hereby expressly agrees to subordinate in favor of a lender of Tenant any statutory and/or contractual lien it may have or seek to claim against Tenant’s personal property located at the Building. Attached hereto as Exhibit “I” is the form of Landlord’s Subordination and Consent (the “Landlord Consent”) which Landlord shall execute and deliver to Tenant upon request in favor of a lender of Tenant. Landlord agrees to reasonably consider modifications to the Landlord Consent requested by or on behalf of a secured party.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

For the purposes of computing “the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease,” “the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment” and “the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment,” as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of four percent (4%) per annum compounded.

The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 7 and 10 hereof. Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 7 and 10 hereof. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21. The reference herein to specific performance in connection with Articles 6, 7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(A) WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE BUILDING, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE BUILDING HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID BUILDING.

IN ANY ACTION OF OR FOR EJECTMENT, IF LANDLORD SHALL FIRST CA USE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

As used in this Article 21, the “term” shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

22. Remedies Cumulative.

All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Building shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Building, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord’s right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

23. Landlord Default.

It shall constitute a default under this Lease (a “Landlord Default”) if Landlord fails to keep, observe or perform any of its obligations to be kept, observed or performed under this Lease within thirty (30) days after Landlord’s receipt of notice of nonperformance from Tenant; provided, however, that if the subject breach is not susceptible to cure within thirty (30) days, then within such additional time, if any, as is reasonably necessary to effectuate such cure, so long as Landlord has commenced such cure and diligently pursues same to completion, and provided further, that in the event of a breach constituting an emergency, Tenant shall be permitted to cure such breach immediately without providing Landlord notice. If Landlord fails to commence to cure such default within such thirty (30) day period or thereafter to diligently pursue the completion of such cure, then Tenant may elect (but shall not be obligated), to cure such default on behalf of Landlord. If Tenant elects to cure the default Landlord shall reimburse Tenant for the costs of such cure promptly following written demand therefore from Tenant provided that such demand is accompanied by reasonable supporting documentation concerning the nature of the costs in question. If such reimbursement is not provided to Tenant within thirty (30) after Landlord’s receipt of Tenant’s reimbursement demand Tenant may not setoff against rent but may pursue legal proceedings against Landlord to recover the amount in question. However, in the event that Tenant shall obtain a final judgment against Landlord concerning the amount in question and at that time Landlord’s equity in the Property is insufficient to satisfy the judgment Tenant shall be permitted to offset the amount of the judgment against rent due under this Lease. If the default in question by Landlord continues to persist after the expiration of the aforementioned thirty (30) day period (subject to extension as described above if the default in question can not be reasonably cured within thirty (30) days) and continues to remain outstanding after Landlord is given by Tenant a second written notice (which may be provided no earlier than thirty (30) days after issuance of the first described notice) then in such event Tenant shall have the right to terminate this Lease upon notice to Landlord if provided to Landlord within forty-five (45) days after the date of the above described second notice.

24. Lease Subordinated.

(a) This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord’s interest or estate in the Building or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “mortgage”), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination so long as the holder of the superior interest (ground lessor; mortgagee, etc.) provides to Tenant for execution its customary form of subordination, non-disturbance and attornment agreement. The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant’s right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be desired by such holder.

(b) Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant’s consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

(c) Landlord shall obtain for the benefit of Tenant concurrently with Tenant’s execution of this Lease, a subordination non-disturbance and attornment agreement from Landlord’s existing mortgagee in the form attached hereto as Exhibit “J”.

25. Condemnation.

(a) If the whole or a substantial part of the Property shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority following the taking of the whole or a substantial part of the Property, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(b) For purposes of this Article 25, the taking of a “substantial part of the Property” shall mean a taking which renders Tenant unable in Tenant’s reasonable opinion to carry out its business in the Building irrespective of whether or not a substantial portion of the Building itself is taken or condemned. Landlord and Tenant acknowledge and agree that if access to the Property from public roads is materially impaired or denied or a sufficient number of the parking spaces at the Property is taken so as to reduce the number of available spaces to a number which is at least 41 striped spaces less than the Current Parking Configuration (without either of such events being mitigated by other factors e.g. the creation of substitute access of reasonably equivalent utility and convenience to Tenant and/or parking on the Property of reasonably equivalent utility and convenience to Tenant) such event may constitute the taking of a substantial taking of the Property irrespective of the square footage of the Building taken as well.

(c) In the event of any temporary eminent domain taking of the Building or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Fixed Rent, additional rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant. Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

26. Paramount Lease.

If Landlord is or becomes lessee or installment purchaser of the Building, then Tenant agrees that Tenant takes possession subordinate to the interest of Landlord’s lessor or installment seller, its successors and assigns, but notwithstanding the foregoing, in case Landlord’s tenancy or interest as installment purchaser shall terminate either by expiration, forfeiture or otherwise, then Landlord’s lessor or installment seller, its heirs, administrators, executors, successors and assigns, shall have all the rights of Landlord under this Lease, following such termination. In the event of any such termination of Landlord’s tenancy or interest as installment purchaser, Tenant hereby agrees to attorn to Landlord’s lessor, its heirs, administrators, executors, successors and assigns, and to recognize such lessor or installment seller, its heirs, administrators, executors, successors and assigns, as Tenant’s Landlord for the balance of the term of this Lease and any extensions or renewals of this Lease. Tenant shall execute, enseal, acknowledge and deliver, upon demand by Landlord or Landlord’s lessor or installment seller, such further instrument or instruments evidencing such subordination of Tenant’s right, title and interest under this Lease to the interests of such lessor or installment seller and such further instrument or instruments of attornment, as shall be desired by such lessor or installment seller.

27. Notices.

(a) Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

If intended for Tenant:

601 Lee Road

Chesterbrook, PA 19087-5615

Attention: Chief Financial Officer

Facsimile No. 610-540-0270

with a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth & Arch Streets

Philadelphia, PA 19103-2799

Attn: Barry Abelson, Esquire

Facsimile No.: 215-981-4750

If intended for Landlord:

Chesterbrook Partners, LP

955 Chesterbrook Boulevard

Suite 120

Chesterbrook, PA 19087-5615

Attention: Property Manager

Facsimile No.: 610-647-3257

with a copy to:

Chesterbrook Partners, LP

1 Pitcairn Place

165 Township Line Road

Jenkintown, PA 19046

Attention: Director of Property Management

Facsimile No. 215-690-3170

with a copy to:

Spector, Gadon & Rosen, P.C.

1635 Market Street

7th Floor

Philadelphia, PA 19103

Attn: Richard L. Canel, Jr., Esquire

Facsimile No.: 215-827-5202

Notices may be given on behalf of any party by its legal counsel. Any change in a party’s address for notices shall be effective only upon fifteen (15) days written notice to the other party.

(b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or (iv) via telecopier or facsimile transmission, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in subparagraph (i) or (iii) above.

(c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article; provided that in the case of delivery by telecopier or facsimile, “actual delivery” shall mean receipt of the telecopier or facsimile transmission between the hours of 9:00 AM and 5:00 PM on a business day or if not received within such hours on a business day, the next business day after receipt.

28. Definition of “the Landlord”.

The word “Landlord” is used herein to include the Landlord named above and any subsequent owner of such Landlord’s interest in the Building, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had bad it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord’s obligations under this Lease or otherwise, Tenant shall look first to the equity of Landlord in its interest in the Property for the satisfaction of Tenant’s remedies. However in the event that a final judgment is obtained by Tenant against Landlord and Landlord’s equity in the Property is then insufficient to satisfy such judgment Tenant shall be permitted to setoff the amount by which such judgment exceeds the aforementioned equity against the next payment of Fixed Rent or Additional Rent then becoming due under this Lease.

29. Definition of “the Tenant”.

As used herein, the term “Tenant” shall be deemed to refer to each and every person and/or entity hereinabove named as such and to such persons’ and/or entities’ respective heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant. However, no such Tights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee has been approved in writing by Landlord pursuant to the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore. Each and every person hereinabove named as the Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein.

30. Estoppel Certificate; Mortgagee Lease Comments.

(a) Each party to this Lease shall from time to time, within ten (10) days after being requested by the other party, execute, enseal, acknowledge and deliver to the requesting party a written instrument in recordable form.

(i) certifying that

(A) this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Building and the leasehold;

(B) the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

(C) the amount of any prepaid rents or credits due to Tenant, if any; and

(D) if applicable, Tenant has accepted the possession of the Building and has entered into occupancy of the Building and the date on which the Term shall have commenced and the corresponding expiration date;

(ii) stating whether or not to the actual knowledge of the signer without independent investigation of such certificate all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

(iii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

(b) Tenant acknowledges that Landlord’s mortgagees and/or the trustee under a trust indenture for bond holders who shall be providing construction and/or permanent financing for the Building (“Mortgagees”) may require various changes in the terms of this Lease as a part of and a condition of their financing. Tenant agrees to cooperate and act in good faith in agreeing to such changes in this Lease by written amendments to this Lease which are required by any of the Mortgagees, provided that such changes do not increase Tenant’s economic burdens under this Lease or otherwise impair Tenant’s occupancy or use of the Building for its operations in ordinary course in the manner anticipated by this Lease.

31. Severability.

No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

(a) of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

(b) of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

32. Miscellaneous.

(a) The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord’s sole discretion. The Titles appearing in connection with various sections of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

(b) The term “person” shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

(c) The respective obligations of the Landlord and Tenant under this Lease shall be solely and exclusively for the benefit of the other party to this Lease and its successors and assigns and no other person shall have standing to require satisfaction of such obligations in accordance with their terms. No other person shall have a right or cause of action on account thereof and neither Landlord nor Tenant shall be responsible or liable to any third party in connection therewith;

(d) Nothing contained in this Lease shall be construed in a manner to create any relationship between Landlord and Tenant other than the relationship of lessor and lessee and Landlord and Tenant shall not be considered partners or co-venturers or in an employer-employee or principal-agent relationship for any purpose;

(e) Landlord and Tenant each hereby irrevocably consents to the exclusive jurisdiction of the Courts of Common Pleas of Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania concerning any disputes, actions or proceedings between Landlord and Tenant whether arising under this Lease or any other agreement or undertaking, and Landlord and Tenant irrevocably consent to service of process by certified mail return receipt requested to such party’s address set forth in Article 27 of this Lease. Landlord and Tenant hereby each irrevocably and unconditionally waive any defense of improper venue or inconvenience of forum in any actions in the Court of Common Pleas of Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania.

(f) All references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(g) Each of the parties to this Lease shall pay upon demand all of the other party’s costs, charges and expenses including the fees and out of pocket expenses of counsel, agents and others retained by the other party’s and incurred in successfully enforcing the party’s obligations under this Lease following the occurrence of an Event of Default in the case of Tenant or a Landlord Default in the case of Landlord.

(h) Landlord shall have the right at any time, and from time to time, during the Term, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of’ the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Building under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality and provided further that Tenant shall not be required to enter into any amendment which would be reasonably likely to result in the Lease being characterized under GAAP as a capital lease.

(i) No waiver of any provision of this Lease shall be implied by any failure of a party to the Lease to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Building, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(j) It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Building or claim of injury or damage.

(k) Tenant acknowledges and agrees that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to this Lease, the Property, the Building, or otherwise.

33. Transaction Brokers.

Tenant and Landlord each represent and warrant that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except CB Richard Ellis and the Binswanger Organization (collectively, the “Transaction Brokers”). Landlord shall pay all commissions, fees and other compensation due and payable to the Transaction Brokers arising from this Lease including from any exercise of the rights set forth in Articles 46 or 47 below, if any. This Article 33 shall survive the expiration of the Term or sooner termination of this Lease.

34. Security Deposit.

(a) Tenant shall deposit with Landlord the sum of Seventy Thousand Two Hundred Ninety-Six Dollars and Seventy-Seven Cents ($70,296.77) concurrently with the execution of this Lease and an additional Seventy Thousand Two Hundred Ninety-Six Dollars and Seventy-Seven Cents ($70,296.77) concurrently with the Commencement Date which sums shall be retained by Landlord as a security deposit without interest and not in trust or in a separate account as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. Following the occurrence of an Event of Default, Landlord shall be entitled, at its sole discretion to apply such security deposit

(i) to payment of

(A) any rent for the payment of which Tenant shall be in default as aforesaid,

(B) any expense incurred by Landlord in curing any such default, and/or

(C) any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or

(ii) to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such default.

(b) In addition to the sum held by Landlord pursuant to the provisions of Article 34(a) above (the “Cash Deposit”), as additional collateral security for Tenant’s payment and performance obligations under this Lease Tenant has also provided to Landlord a second lien and security interest on Tenant’s accounts receivable. The manner, extent and nature of such security interest (the “Additional Security”) shall be as set forth in documentation (collectively, the “Security Interest Documentation”) to be entered into between and among Landlord, Tenant and/or Silicon Valley Bank (“Silicon Valley”) after the Effective Date.

35. Quiet Enjoyment.

So long as no Event of Default shall occur and then be continuing, Tenant shall quietly have and enjoy the Building during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

36. Rights of Mortgage Holder.

If the holder of a mortgage covering the Building shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided in Article 23 and agrees that the holder of record of such mortgage shall have the right, if exercised within the same time period as is accorded Landlord under this Lease to cure a default, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

37. Whole Agreement.

It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Building, this leasehold, the Devon Square Premises, the Additional Property (as hereinafter defined), and the Relocation Premises (as hereinafter defined), and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

38. Renewal Option.

(a) Tenant shall have the right to extend the Term (the “Renewal Option”) for one period of five (5) years commencing on the day following the Expiration Date and ending the fifth anniversary of the Expiration Date (such period, the “Renewal Term”). In the event that the Term shall be extended by Tenant’s exercise of the Renewal Option the period comprising the Renewal Term shall constitute a portion of the Term for all purposes of this Lease. The Renewal Option must be exercised, if at all, by written notice by Tenant to Landlord (the “Renewal Notice”) not later than nine (9) months prior to the Expiration Date. Notwithstanding the foregoing, the Renewal Option shall be null and void and Tenant shall have no right to extend the Term if on the date Tenant exercises the Renewal Option or on the date immediately preceding the commencement date of the Renewal Term: (a) an Event of Default has occurred and is then continuing; or (b) Tenant shall not be creditworthy in the judgment of Landlord. During the Renewal Term all of the terms and conditions set forth in this Lease applicable to the Building during the Term shall apply except that the Fixed Rent payable by Tenant for the Building during the Renewal Term shall be the then Fair Market Rent (as hereinafter defined).

(b) For purposes of this Article 38, the term “Fair Market Rent” shall mean a sum equal to ninety five percent (95%) of the rental rate for comparable space under primary lease (and not sublease), situated in first-class, reputable, established office buildings of comparable size, quality and location to the Building in the Market Area, engaged in then-prevailing customary rental market practices with respect to market rent concessions and other tenant inducements (described in the aggregate or a dollar per square foot basis) then being given to tenants, including without limitation, rental abatement concessions, tenant improvements or allowances provided or to be provided, customary third party leasing brokerage commissions for comparable transactions, and any other monetary and nonmonetary concessions, if any, being granted to tenants in connection with such comparable space and which rent shall also reflect appropriate adjustments in light of any difference between the Building and those buildings comparable to the Building located in the Market Area. Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rent within the forty-five (45) day period commencing on Landlord’s receipt of Tenant’s exercise of the Renewal Option. If Landlord and Tenant are unable to agree upon the Fair Market Rent within such forty-five (45) day period, then the Fair Market Rent shall be established by appraisal in accordance with the procedure set forth in paragraph (c) below.

(c) If Landlord and Tenant do not mutually agree upon the Fair Market Rent pursuant to subparagraph (b) above, within ten (10) days after the expiration of the forty-five (45) day period referred to therein, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the Fair Market Rent. The appraisers shall each have at least ten (10) years’ experience with leases in first class office buildings in the Market Area. If a party does not appoint an appraiser within such ten (10) day period but an appraiser is appointed by the other party, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rent within thirty (30) days after the expiration of such ten (10) day period. If the two appraisers are appointed by the parties as stated herein, such appraisers shall meet promptly and attempt to set the Fair Market Rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser (the “Decision Date”), the appraisers shall select a third appraiser meeting the qualifications specified above in this paragraph (c) within ten (10) days after the Decision Date. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the cost of the third appraiser’s fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, the majority of the appraisers shall set the Fair Market Rent, If a majority of the appraisers are unable to set the Fair Market Rent within such thirty (30) day period each appraiser shall, within fifteen (15) days thereafter, render a separate appraisal. The Fair Market Rent arrived at by the three appraisers shall, be averaged and the resulting average shall be the Fair Market Rent. Tenant shall have a period often (10) days after the determination of Fair Market Rent pursuant to the foregoing terms and conditions of this paragraph (c) to notify Landlord that Tenant elects to withdraw from and cancel its exercise of the Renewal Option. In the event Tenant shall fail to so notify Landlord within the aforementioned ten (10) day period then the Renewal Option shall be deemed to be in full force and effect.

(d) If the Fair Market Rent has not been determined by the commencement date of the Renewal Term, Tenant shall pay Fixed Rent at the same amount as is required for the last month of the initial Term for the Building until such time as the Fair Market Rent has been determined. Upon such determination, the Fixed Rent for the Building shall be retroactively adjusted to the commencement of the Renewal Term for the Building. If such adjustment results in an underpayment of Fixed Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination, thereof. If such adjustment results in an overpayment of Fixed Rent by Tenant, Landlord shall credit such overpayment against the next installment of Fixed Rent and additional rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Fixed Rent.

(e) If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Fixed Rent, term and other applicable provisions. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of Tenant’s notice of exercise of its Renewal Option and the final determination of the Fair Market Rent and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, an otherwise valid’ exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

39. TI Allowance.

Landlord shall provide Tenant the sum of $901,121.90 in tenant improvement allowance (the “TI Allowance”). Provided that Tenant is not then in default under this Lease, at Tenant’s request (or at the request of the Construction Manager with Tenant’s approval) Landlord shall disburse portions of the TI Allowance to Tenant to reimburse Tenant or Construction Manager for the cost of Tenant Work. However, a portion of the TI Allowance in the amount of $39,697 may be utilized by Tenant in connection with design and engineering services related to the Tenant Work. If the actual cost of the Tenant Work is less than the TI Allowance any such excess shall be disbursed to Tenant upon Tenant’s request to Landlord to reimburse Tenant for costs incurred to purchase or install moveable walls, office furniture, cubicles and work stations and/or for the cost of Direct Tenant Work. Tenant shall be required to provide to Landlord reasonable evidence of the Tenant’s incurring of the applicable Tenant Work (e.g. copies of vendor invoices) or as to the excess nature of funds concerning which Tenant seeks a disbursement of the TI Allowance. Landlord shall pay Tenant within thirty (30) days after Tenant’s request for a disbursement of the TI Allowance. The cost of all final plans may be reimbursed to Tenant out of the TI Allowance. Tenant, at its sole cost, may engage a project manager to assist it in connection with the construction of the Tenant Work. In the event Tenant fails to request all of the TI Allowance by December 31, 2008 from Landlord, Tenant shall have no right to any undisbursed balance thereafter.

40. Tenant Relocation Cost Allowance.

Intentionally Omitted.

41. Landlord External Work.

Intentionally Omitted.

42. External Signage.

Prior to the Commencement Date Landlord shall provide Tenant, at Landlord’s sole cost, with building standard signage on the existing monument at the driveway entrance to the Building. Attached hereto as Exhibit “K” is a summary of Landlord’s signage criteria for such monument sign. Landlord shall have no right to install or maintain other signage on the exterior of the Building during the Term. Tenant shall be permitted to make changes in window lettering and/or door signs with the consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned.

43. Devon Square Lease.

Intentionally Omitted.

44. Tenant Financial Statements.

Upon the request of Landlord (which may be made no more often than twice in each calendar year) Tenant shall supply to Landlord copies of all of Tenant’s most recent financial statements then available. Such financial statements shall be provided by Tenant to Landlord within fifteen (15) days after Landlord’s request therefor and shall be kept confidential but may be disclosed to: (i) the extent required by law; and (ii) Landlord’s employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

45. Landlord Representations and Warranties.

Landlord hereby covenants and warrants that:

(i) Landlord is the fee simple owner of the Building and the Property, and Landlord has good and marketable title thereto.

(ii) The Property is subject to no prior lease, ground lease, or any covenant, declaration, easement, or other document or encumbrance which is reasonably likely to interfere with Tenant’s use and occupancy of the Building for the conduct of Tenant’s business.

(iii) The use of the Property for the purpose specified herein is permitted under applicable zoning ordinances and all conditions and restrictions of record affecting the Property.

(iv) The Property complies with all laws, statutes, codes, ordinances, rules, orders and regulations of any and all of the federal, state and local governmental (or quasi governmental) authorities having jurisdiction over the Property.

(v) The Property complies with all building codes and zoning requirements and restrictions, including, without limitations, the Americans with Disabilities Act.

(vi) The Property shall be ready for use and occupancy by Tenant, and all systems and improvements, including, but not limited to the roof; exterior demising walls, foundation, structural frame, water supply system, sewage disposal system, HVAC system, plumbing system and electrical system shall be in good operating condition and repair upon the completion of Tenant Work with the cost of placing the same in good operating condition and repair to be allocated between Landlord and Tenant as set forth in Article 8 above.

(vii) There are no hazardous or toxic substances in, under or about the Property except for items customarily utilized in an office building setting all of which are being utilized in accordance with applicable law.

(viii) Landlord is duly organized, validly subsisting legal entity, qualified to do business in the Commonwealth of Pennsylvania, with no proceedings pending or contemplated for its dissolution or reorganization, voluntarily or involuntarily.

(ix) Landlord has the full right, power and authority to execute, deliver and perform this Lease and the person executing this Lease on behalf of Landlord is authorized to do so.

46. Tenant’s Right of First Offer.

Provided no Event of Default shall have occurred and then be continuing, Tenant shall have a right of first offer as more fully set forth in this Article 46. The term “First Offer Space” as used in this Article 46 shall mean and refer to tenant spaces (as now or hereafter configured) located in the building known as 701 Lee Road (the “Additional Property”). At any time during the Term, before Landlord issues a term sheet to a prospective tenant concerning a First Offer Space, Landlord shall first give written notice (the “Availability Notice”) to Tenant notifying Tenant of such intention to lease and designating the First Offer Space which Landlord intends to so lease. Upon the giving of an Availability Notice by Landlord, Tenant shall thereupon have an option (a “Right of First Offer”) exercisable by notice (an “Acceptance Notice”) given to Landlord not later than ten (10) business days after Tenant’s receipt of the Availability Notice that Tenant wishes to lease the designated First Offer Space. If Tenant shall issue an Acceptance Notice within such ten (10) business day period, an Additional Lease (as hereinafter defined) concerning the First Offer Space in question (an “Accepted First Offer Space”) shall be promptly entered into by Landlord and Tenant in the form hereinafter set forth in this Article 46. Any failure by Tenant to so notify Landlord within such ten (10) business day period shall constitute Tenant’s election not to lease such First Offer Space. If Tenant does not exercise its option as aforesaid for a First Offer Space as to which Tenant receives an Availability Notice from Landlord, then Landlord shall have the right to lease all or any part of such First Offer Space to the tenant to whom it has proposed to give a term sheet as described in the Availability Notice (the “Designated Tenant”). In the event that Landlord shall ultimately not lease the First Offer Space to the Designated Tenant and thereafter elects to issue a new term sheet for such First Offer Space to another tenant prior to issuing such subsequent term sheet Landlord shall give Tenant a further Availability Notice in the form and manner (and providing the Tenant the same ten (10) business days response period) as specified above in this Article 46. At such time as Landlord executes a lease for the First Office Space in question the First Offer Space which is the subject of such lease shall no longer be subject to the Right of First Offer. Notwithstanding anything contained in this Lease to the contrary, the right granted to Tenant under this Article 46 is intended to be personal to Tenant and may not be exercised by any sublessee of Tenant or by any assignee other than an assignee pursuant to a Tenant Transfer. Landlord covenants to keep a copy of this Lease in the property records of the Additional Property. Landlord further covenants and agrees that the existence of Tenant’s right under this Article 46 shall be disclosed to prospective lenders, ground lessors and purchasers of the Additional Property in the ordinary course of business. However Tenant’s Right of First Offer is expressly subject and subordinate to the rights of any current or future mortgagee of the Additional Property on a self-operative basis without any further subordination documentation being required. Tenant’s rights concerning the first Accepted Right of First Offer Space shall be evidenced by a new lease between Landlord and Tenant with any subsequent Accepted Right of First Offer Spaces to be included within the scope of such lease by subsequent lease amendment(s). The lease between Landlord and Tenant for an Accepted Right of First Offer Space is hereinafter referred to as an “Additional Lease”. If the rent commencement date specified in an Additional Lease occurs within the first thirty-six (36) months of the Term then the fixed rent due under the Additional Lease shall be at the same rates as in this Lease. If such rent commencement date occurs after the 36th month of the Term the fixed rent due shall be equal to the Fair Market Rent (which shall be calculated as set forth in Article 28 of this Lease). The term of an Additional Lease shall be coterminous with the Term. The other terms of an Additional Lease shall be the same as contained in this Lease to the extent applicable (e.g. as to subordination and non-disturbance if the Landlord’s mortgagee at such Additional Property is the same as for the Building), however (i) the tenant improvement allowance due Tenant under the Additional Lease shall be prorated from that provided in this Lease based upon the size of the Accepted Right of First Offer Space; (ii) Paragraphs 40, 41,42 and 43 of this Lease shall not be applicable to an Additional Lease; and (iii) Tenant shall be required to put up a security deposit in cash equal to two (2) months’ fixed rent due under the Additional Lease. The items described in subparagraphs (i) through (iii) above are hereinafter collectively referred to as the “Excluded Provisions”. In the event that one or more Additional Leases encompasses a minimum of 5,000 square feet in the aggregate and are for a period of five years or more, Landlord shall provide at its cost and expense a conduit for telecommunication and data communication purposes between the Building and the demarcation room of the building that is the subject of the Additional Lease. Tenant shall be responsible to pay for the cost of installing wiring or other items in the conduit.

47. Tenant’s Relocation Right.

If Tenant determines during the Term that it needs additional space in an amount equal to one hundred fifty percent (150%) or more of the aggregate of its then current leased space under this Lease and under any then existing Additional Lease(s), Tenant shall have a one-time right to request Landlord to relocate Tenant into another building in Chesterbrook Corporate Centers. Annual fixed rent under the Relocation Lease (as hereinafter defined) shall be equal to the aggregate of: (i) then Fair Market Rent (which shall be calculated as set forth in Article 38 of this Lease); and (ii) the then applicable Unamortized Transaction Cost Component (as hereinafter defined). The lease (the “Relocation Lease”) between Landlord and Tenant for Tenant’s new premises (the “Relocation Premises”) [which will also involve a termination of this Lease], shall be on the same terms as those contained in this Lease provided, however, the Relocation Lease shall not include any of the Excluded Provisions. As used in this Article 47, the term “Unamortized Transaction Cost Component” shall be calculated as set forth in Exhibit “M” attached hereto.

48. Tenant’s Termination Option.

Provided an Event of Default has not occurred and is continuing, Tenant shall have the right to terminate this Lease effective any time after the 84th month of the Term (the “Accelerated Expiration Date”) provided that Tenant fulfills the following preconditions: (i) Tenant provides Landlord with written notice of its desire to terminate this Lease (the “Termination Notice”) at least twelve (12) months prior to the Accelerated Expiration Date; and (ii) Tenant pays to Landlord the Termination Payment then due (as such term is hereinafter defined). As used in this Article 48, the term “Termination Payment” means a sum in the initial amount of $553,205.97 (which is intended to reimburse Landlord for its unamortized transaction costs related to this Lease) which sum shall reduce by $17,436.53 per month of the Term beginning in the 85th month of the Term of this Lease and during each month thereafter until the month in which the Accelerated Expiration Date occurs. The Termination Payment shall be paid by Tenant in accordance with the following schedule: (i) one-third concurrently with Tenant’s issuance of the Termination Notice; (ii) one-third upon the expiration of six (6) months after Tenant’s issuance of the Termination Notice; and (iii) one-third on the Accelerated Expiration Date.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

LANDLORD: CHESTERBROOK PARTNERS, LP a Delaware limited partnership		TENANT: MEDECISION, INC., a Pennsylvania corporation
By:	Tredyffrin GP, LLC, a Delaware limited liability company, its general partner	By:	/s/ Carl E. Smith, CFO

		Name:	Carl E. Smith

By:	/s/ Joseph S. Grubb, Jr.	Its:	CFO

Joseph S. Grubb, Jr. Vice President

WAIVER OF PRIOR HEARING CERTIFICATION

The undersigned acknowledges that the above Lease authorizes and empowers Landlord, without prior notice or a prior hearing, to cause the entry of judgments against the undersigned for possession of the leased premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement remedies.

The undersigned acknowledges that the undersigned has agreed to waive the undersigned’s rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord’s ability to cause the entry of judgment against the undersigned and immediately thereafter exercise Landlord’s post-judgment enforcement remedies (which may include, without limitation, removal of the undersigned from the leased premises by law enforcement officers). The undersigned’s counsel has reviewed the legal impact of this waiver with the undersigned, and the undersigned acknowledges that the undersigned has freely waived such rights.

MEDECISION, INC., a Pennsylvania corporation
By:	/s/ Carl E. Smith, CFO

Name:	Carl E. Smith

Its:	CFO

Dated: May 30, 2006

“EXHIBIT “A”

(Intentionally Omitted)

EXHIBIT “B”

(Intentionally Omitted)

EXHIBIT “C”

(Intentionally Omitted)

EXHIBIT “C-1”

(Intentionally Omitted)

EXHIBIT “D”

(Intentionally Omitted)

EXHIBIT “E”

(Intentionally Omitted)

EXHIBIT “F”

(Intentionally Omitted)

EXHIBIT “G”

(Intentionally Omitted)

EXHIBIT “H”

(Intentionally Omitted)

EXHIBIT “I”

(Intentionally Omitted)

EXHIBIT “J”

(Intentionally Omitted)

EXHIBIT “K”

(Intentionally Omitted)

EXHIBIT “L”

(Intentionally Omitted)

EXHIBIT M

(Intentionally Omitted)